UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2018

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2018, the Board of Directors (the “Board”) of Best Buy Co., Inc. (“Best Buy” or the “Company”" or the “registrant”) approved an amendment and restatement of the Company’s Amended and Restated By-Laws (the “By-Laws”) to implement proxy access and to update the notice, procedural, disclosure and other requirements for shareholder nominations and proposals of business not intended to be included in the Company’s definitive proxy statement for an annual meeting of shareholders. The By-Law amendments were effective immediately upon approval. The Company’s proxy access provisions, included in a new Section 10 in Article II of the By-Laws, permits a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials for its annual regular meeting of shareholders (beginning with the 2019 annual regular meeting) director nominees constituting up to the greater of two individuals or 20% of the number of directors serving on the Company’s Board, provided that the shareholder and the nominee(s) satisfy specified requirements in the By-Laws. Notice of a nomination must be provided to the Company’s Secretary no earlier than 150 days nor later than 120 days prior to the first anniversary of the date on which the Company’s definitive proxy statement was released to shareholders in connection with the prior year’s annual meeting.

In connection with the Company’s adoption of proxy access and to ensure full disclosure for all director nominations and proposals, the By-Law amendments also included certain updates to Section 9 of Article II (the Company’s traditional advance notice provision), including requirements to disclose additional information regarding each person proposed for nomination for election as a director, the shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination or proposal is made, including disclosure of securities ownership, derivative and short positions and certain interests, as well as to make non-substantive changes.

The foregoing summary of the By-Law amendments is qualified in its entirety by reference to the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 12, 2018, Best Buy held its Regular Meeting of Shareholders (the “Meeting”). At the close of business on April 16, 2018, the record date for the determination of shareholders to vote at the Meeting, there were 281,904,278 shares of common stock of the registrant issued and outstanding. The holders of 253,535,234 shares of common stock were represented either in person or by proxy at the Meeting, which constituted a quorum.

The final results of the votes of the shareholders of the registrant are set forth below:

1.	Election of Directors. The following individuals were elected as directors for a term of one year, based upon the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Lisa M. Caputo	232,980,835	1,345,140	118,338	19,090,921
J. Patrick Doyle	234,026,389	270,491	147,433	19,090,921
Russell P. Fradin	233,826,857	465,051	152,405	19,090,921
Kathy J. Higgins Victor	223,207,929	11,115,026	121,358	19,090,921
Hubert Joly	223,945,002	5,416,753	5,082,558	19,090,921
David W. Kenny	232,916,223	1,379,179	148,911	19,090,921
Karen A. McLoughlin	233,961,623	346,723	135,967	19,090,921
Thomas L. Millner	233,027,670	1,268,756	147,887	19,090,921
Claudia F. Munce	234,150,821	155,830	137,662	19,090,921
Richelle P. Parham	234,096,624	179,422	168,267	19,090,921

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the registrant's independent registered public accounting firm for the fiscal year ending February 2, 2019, was ratified based upon the following votes:

For	Against	Abstain	Broker Non-Vote
250,129,609	3,218,355	187,270	—

3.
Advisory Vote on Executive Compensation. The proposal relating to the non-binding advisory vote to approve the executive compensation of the registrant was approved by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
225,302,915	8,900,368	241,030	19,090,921

For additional information regarding the registrant, see the registrant's Annual Report on Form 10-K for the fiscal year ended February 3, 2018, and Proxy Statement dated May 2, 2018. Best Buy's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
3.1	Best Buy Co., Inc. Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 14, 2018	By:	/s/ KEITH J. NELSEN
Keith J. Nelsen
General Counsel and Secretary

4